As filed with the Securities and Exchange Commission on May 29, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE KRAFT HEINZ COMPANY

(Exact name of registrant as specified in its charter)

Delaware	46-2078182
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One PPG Place

Pittsburgh, Pennsylvania 15222

(412) 456-5700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

The Kraft Heinz Company Amended and Restated 2020 Omnibus Incentive Plan

(Full title of the Plan)

Angel Shelton Willis

Executive Vice President, Global General Counsel and Corporate Affairs Officer

The Kraft Heinz Company

One PPG Place

Pittsburgh, Pennsylvania 15222

(412) 456-5700

(Name, address and telephone number (including area code) of agent for service)

Copy to:

Sean Feller, Esq.

Gibson, Dunn & Crutcher LLP

2000 Avenue of the Stars, Suite 1200N

Los Angeles, CA 90067-4700

(310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 34,000,000 shares of common stock, par value $0.01 per share (“Common Stock”) of The Kraft Heinz Company, a Delaware corporation (the “Company” or “Registrant”), which may be issued to eligible current or prospective employees, directors, officers, consultants, or advisors of the Company or its affiliates who are selected by the board of directors (or its designee) under The Kraft Heinz Company Amended and Restated 2020 Omnibus Incentive Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Registration Statement on Form S-8 filed by the Company with respect to the Plan on May  7, 2020 (SEC File No. 333-238073), together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Exhibit Description

4.1	Second Amended and Restated Certificate of Incorporation of H.J. Heinz Holding Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on July 2, 2015).

4.2	Amended and Restated By-Laws of The Kraft Heinz Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on November 7, 2022).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1*	The Kraft Heinz Company Amended and Restated 2020 Omnibus Incentive Plan.

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 29, 2026.

THE KRAFT HEINZ COMPANY

By:	/s/ Angel S. Willis
Name:	Angel S. Willis
Title:	Executive Vice President, Global General Counsel and Corporate Affairs Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Angel S. Willis and Andre Maciel as his or her true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Steve Cahillane Steve Cahillane	Chief Executive Officer and Director (Principal Executive Officer)	May 29, 2026

/s/ Andre Maciel Andre Maciel	Executive Vice President and Global Chief Financial Officer (Principal Financial Officer)	May 29, 2026

/s/ Chris Asher Chris Asher	Vice President and Global Controller (Principal Accounting Officer)	May 29, 2026

/s/ John T. Cahill John T. Cahill	Chairperson of the Board of Directors	May 29, 2026

/s/ Humberto P. Alfonso Humberto P. Alfonso	Director	May 29, 2026

/s/ L. Kevin Cox L. Kevin Cox	Director	May 29, 2026

/s/ Lori Dickerson Fouché Lori Dickerson Fouché	Director	May 29, 2026

/s/ Diane Gherson Diane Gherson	Director	May 29, 2026

/s/ Mary Lou Kelley Mary Lou Kelley	Director	May 29, 2026

/s/ Elio Leoni Sceti Elio Leoni Sceti	Director	May 29, 2026

/s/ Tony Palmer Tony Palmer	Director	May 29, 2026

/s/ John C. Pope John C. Pope	Director	May 29, 2026